Exhibit 4.1

AMENDMENT NO. 2 TO RIGHTS AGREEMENT

     This Amendment No. 2 to Rights Agreement, dated as of August 13, 2004 (this “Amendment”), is entered into by and between Mylan Laboratories Inc., a Pennsylvania corporation (the “Company”), and American Stock Transfer & Trust Company (the “Rights Agent”).

     WHEREAS, the Company and the Rights Agent are party to that certain Rights Agreement dated as of August 22, 1996, as amended as of November 8, 1999 (as so amended, the “Rights Agreement”); and

     WHEREAS, pursuant to and in accordance with Section 27 thereof, the parties desire to further amend the Rights Agreement as set forth in this Amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Rights Agreement, the parties hereto agree as follows:

     1. Section 7(a)(i) of the Rights Agreement is hereby amended in its entirety to read as follows:

     “(i) the close of business on August 13, 2014 (the ‘Final Expiration Date’)”.

     2. (a) The parties acknowledge and agree that this Amendment is an integral part of the Rights Agreement. Notwithstanding any provision of the Rights Agreement to the contrary, in the event of any conflict between this Amendment and the Rights Agreement or any part of either of them, the terms of this Amendment shall control.

     (b) Except as expressly set forth herein, the terms and conditions of the Rights Agreement are and shall remain in full force and effect.

     (c) The Right Agreement, as amended by this Amendment, sets forth the entire understanding of the parties with respect to the subject matter thereof and hereof.

     (d) This Amendment shall be governed by, interpreted under and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to laws that might otherwise govern under applicable conflicts of laws principles.

     (e) This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

MYLAN LABORATORIES INC.
By:	/s/ Edward J. Borkowski
	Name:	Edward J. Borkowski
	Title:	Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY
By:	/s/ Paula Caroppoli
	Name:	Paula Caroppoli
	Title:	Vice President